Exhibit 99.1

IMAX CORPORATION REPORTS SECOND QUARTER 2021 RESULTS

HIGHLIGHTS

•	IMAX delivered strong year-over-year growth in Total Revenue and Global Box Office, driven by the initial return of Hollywood blockbuster releases and a significant rebound in the domestic box office

•

The Company continued to improve its operating results, reporting its best Gross Margin of the pandemic era, and third consecutive quarter of positive EBITDA as the recovery of the global film industry gains momentum

•	The IMAX Global Network is now 90% open – the highest level since the onset of the pandemic – with capacity limitations continuing to ease in many key markets worldwide

•	IMAX expects to benefit from the robust Hollywood film slate, with major tentpole releases scheduled to arrive in theaters at least every two weeks beginning early September

NEW YORK – July 27, 2021 – IMAX Corporation (NYSE: IMAX) today reported financial results for the second quarter of 2021, including significant improvement in operating results and year-over-year growth in total revenue and global box office — demonstrating strong demand for The IMAX Experience® as theaters continue to reopen around the world.

“IMAX is helping to lead the global recovery of the film industry and is uniquely positioned to benefit immediately as cinemas reopen, the Hollywood blockbuster film slate restarts, and audiences return to theaters worldwide,” said Richard L. Gelfond, CEO of IMAX Corporation. “We continue to demonstrate that an IMAX release is a window unto itself, proven to draw moviegoers to the theaters, drive premium revenue, and launch event films into the ecosystem.”

“IMAX delivered continued progress in operating results, demonstrating growing momentum for the Company. Thanks to our asset-lite model, we capitalized on strong year-over-year growth in revenue and global box office to achieve another quarter of improved profitability.”

“Most encouragingly, the domestic box office is showing the same signs of pent-up demand for moviegoing we’ve seen throughout Asia and other key markets — with each successive major tentpole release delivering an incrementally stronger debut.”

“We believe the table is set for a dramatic rebound for blockbuster moviegoing beginning this fall and throughout 2022, as a powerful slate of Hollywood tentpoles representing many of the biggest global franchises in entertainment arrives in theaters worldwide.”

IMAX reported second quarter 2021 revenues of $51.0 million, gross margin of $25.6 million, and a net loss attributable to common shareholders of ($9.2) million, or ($0.16) per diluted share. The Company delivered its best quarterly gross margin and Adjusted EPS(1) of the pandemic era, as well as its third consecutive quarter of positive EBITDA(1), as Hollywood blockbuster releases returned and drove a significant rebound of the domestic box office. IMAX second quarter 2021 net loss attributable to common shareholders reflects the ongoing impact of COVID-19 on the Company’s network and includes a non-cash valuation allowance to reduce the value of deferred tax assets of $3.0 million or $0.05 per share.

_______________

(1)	Non-GAAP Financial Measure

Second Quarter Financial Highlights

	Three Months Ended
	June 30,
In millions of U.S. Dollars, except per share data	2021	2020	YoY % Change
Total Revenue	$51.0	$8.9	475.4%

Gross Margin (margin loss)	$25.6	$(7.7)	433.0%
Gross Margin (%)	50.2%	(86.8%)

Net Loss attributable to common shareholders	$(9.2)	$(26.0)	64.5%
Diluted Net Loss per share attributable to common shareholders	$(0.16)	$(0.44)	63.6%
Adjusted Net Loss attributable to common shareholders(1)	$(7.0)	$(26.1)	73.2%
Adjusted Net Loss per share attributable to common shareholders(1)	$(0.12)	$(0.44)	72.7%

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$8.7	$(18.5)	147.3%
Adjusted EBITDA Margin attributable to common shareholders (%) (1)	20.6%	(219.3%)	109.4%

_______________

(1)	Non-GAAP Financial Measure

Note: For the definition and reconciliations of reported results to non-GAAP financial results, please refer to the discussion of non-GAAP financial measures at the end of this earnings release.

Second Quarter and June Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

In millions of U.S. Dollars	Revenue	Gross Margin (Margin Loss)	Gross Margin %	Revenue	Gross Margin	Gross Margin %
2Q21	$19.7	$8.7	44.0%	$28.7	$16.1	56.1%
2Q20	0.4	(6.5)	N/A	4.6	0.2	4.9%
% change	N/A	232.5%		522.7%	N/A

YTD 2Q21	$40.0	$18.8	47.0%	$45.7	$23.2	50.7%
YTD 2Q20	17.0	(3.7)	(21.8%)	19.7	5.0	25.1%
% change	134.9%	606.9%		131.9%	368.0%

_______________

(1)	Please refer to the Company’s Form 10-Q for the period ended June 30, 2021 for additional segment information.

IMAX Technology Network

•

IMAX Technology Network revenues increased to $19.7 million in the second quarter of 2021, compared to $0.4 million in the prior-year period when substantially all of the theaters in the IMAX network were closed. The continued reopening of the Company’s network, particularly in the US, and strong performance of Hollywood releases drove the increase in gross box office and revenue.

•	Gross margin for the IMAX Technology Network of $8.7 million in the second quarter of 2021 increased by more than $15 million as improved box office performance drove higher revenue.

IMAX Technology Sales and Maintenance

•

IMAX Technology Sales and Maintenance revenues increased to $28.7 million in the second quarter of 2021, compared with $4.6 million in the prior year period. The increase in revenue was the result of a larger number of IMAX theater system installations and higher IMAX Maintenance sales associated with the continued reopening of the Company’s global network.

•

Total gross margin for IMAX Technology Sales and Maintenance increased to $16.1 million compared to $0.2 million in the prior year period. The increase in gross margin was the result of a higher level of theater system installations and maintenance revenue partially offset by increased costs associated with an increased level of business activity.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of June 30, 2021 were $214.1 million. Total debt, excluding deferred financing costs was $241.0 million as of June 30, 2021.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the second quarter of 2021 increased 1% to 59.4 million, compared to 58.8 million in the second quarter of 2020. During the second quarter of 2021, the Company did not repurchase any shares. A total of $89.4 million remains available under the Company’s outstanding share repurchase authorization, which was extended an additional year through to June 2022.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company

Conference Call

The Company will host a conference call today at 4:30PM ET to discuss its second quarter 2021 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 437-2398 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 792-1240. The conference ID for the call is 8107291. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 8107291.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2021, there were 1,654 IMAX theater systems (1,569 commercial multiplexes, 12 commercial destinations, 73 institutional) operating in 85 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Brett Harriss 212-821-0187 bharriss@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

###

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to recent consolidation among commercial exhibitors and studios; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from any of the Company’s restructuring initiatives; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements; (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) New Business Initiatives; (vii) Film Distribution; and (viii) Film Post-Production. The Company organizes its reportable segments into the following four categories, identified by the nature of the product sold or service provided:

(i)	IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from the Joint Revenue Sharing Arrangement (“JRSA”) segment;

(ii)	IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment;

(iii)	New Business Initiatives, which is a segment that includes activities related to the exploration of new lines of business and new initiatives outside of the Company’s core business; and

(iv)

Film Distribution and Post-Production, which includes activities related to the licensing of film content, the distribution of films primarily for the Company’s institutional theater partners (through the Film Distribution segment) and the provision of film post-production and quality control services (through the Film Post-Production segment).

IMAX Network and Backlog

	Three Months Ended June 30,
Theater System Signings:	2021		2020
New IMAX Theater Systems:
Sales and sales-type lease arrangements	3		12
Hybrid joint revenue sharing arrangements	—		17
Traditional joint revenue sharing arrangements	3		—
Total new IMAX theaters Systems	6		29
Upgrades of IMAX theater systems	2		—
Total IMAX Theater System signings	8		29

	Three Months Ended June 30,
Theater System Installations:	2021		2020
New IMAX Theater Systems:
Sales and sales-type lease arrangements	9		2
Hybrid joint revenue sharing lease arrangements	2		1
Traditional joint revenue sharing arrangements	4		—
Total new IMAX Theater Systems	15		3
Upgrades of IMAX theater systems	1		—
Total IMAX Theater System installations	16		3

	June 30,
Theater System Backlog:	2021		2020
Sales and sales-type lease arrangements	185		190
Hybrid joint revenue sharing arrangements	142		154
Traditional joint revenue sharing arrangements	187	(1)	215	(1)
Total Theater System backlog	514	(2)	559	(3)

	June 30,
Theater Network:	2021		2020
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	672		659
Hybrid joint revenue sharing lease arrangements	143		138
Traditional joint revenue sharing lease arrangements	754		730
Total Commercial Multiplex Theaters	1,569		1,527
Commercial Destination Theaters	12		13
Institutional Theaters	73		75
Total Theater network(4)	1,654		1,615

_______________

(1)	Includes 44 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2020 — 46).
(2)	Includes 146 new IMAX with Laser projection system configurations and 91 upgrades of existing locations to IMAX with Laser projection system configurations.
(3)	Includes 154 new IMAX with Laser projection system configurations and 94 upgrades of existing locations to IMAX with Laser projection system configurations.
(4)	Period-to-period changes are reported net of the effect of permanently closed theaters.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Technology sales	$15,173	$2,687	$21,348	$8,349
Image enhancement and maintenance services	24,711	3,799	46,326	24,520
Technology rentals	8,130	(137)	16,489	5,834
Finance income	2,941	2,506	5,546	5,054
	50,955	8,855	89,709	43,757
Costs and expenses applicable to revenues
Technology sales	6,496	2,546	11,549	6,415
Image enhancement and maintenance services	12,357	7,244	22,121	25,060
Technology rentals	6,499	6,753	13,155	14,884
	25,352	16,543	46,825	46,359
Gross margin (margin loss)	25,603	(7,688)	42,884	(2,602)
Selling, general and administrative expenses	28,807	29,796	54,016	58,432
Research and development	2,200	1,232	3,671	3,432
Amortization of intangibles	1,190	1,344	2,331	2,665
Credit loss (reversal) expense, net	(1,872)	1,440	(1,567)	11,657
Asset impairments	—	—	—	1,151
Legal judgment and arbitration awards	(1,770)	—	(1,770)
Loss from operations	(2,952)	(41,500)	(13,797)	(79,939)
Realized and unrealized investment gains (losses)	33	2,025	5,281	(2,514)
Retirement benefits non-service expense	(116)	(130)	(230)	(246)
Interest income	559	891	1,142	1,256
Interest expense	(1,690)	(1,581)	(3,994)	(2,229)
Loss before taxes	(4,166)	(40,295)	(11,598)	(83,672)
Income tax (expense) benefit	(1,946)	10,248	(5,014)	(5,257)
Equity in losses of investees, net of tax	—	—	—	(529)
Net Loss	(6,112)	(30,047)	(16,612)	(89,458)
Less: Net (income) loss attributable to non-controlling interests	(3,099)	4,080	(7,439)	14,137
Net loss attributable to common shareholders	$(9,211)	$(25,967)	$(24,051)	$(75,321)
Net loss per share attributable to common shareholders - basic and diluted:
Net loss per share — basic and diluted	$(0.16)	$(0.44)	$(0.41)	$(1.26)

Weighted average number of shares outstanding (000's):
Basic	59,367	58,808	59,190	59,613
Fully Diluted	59,367	58,808	59,190	59,613
Additional Disclosure:
Depreciation and amortization	$12,994	$11,764	$25,671	$26,883

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$214,125	$317,379
Accounts receivable, net	68,755	56,300
Financing receivables, net	133,221	131,810
Variable consideration receivables, net	41,596	40,526
Inventories	37,299	39,580
Prepaid expenses	11,892	10,420
Film assets, net	5,387	5,777
Property, plant and equipment, net	265,517	277,397
Investment in equity securities	1,089	13,633
Other assets	20,330	21,673
Deferred income tax assets, net	18,720	17,983
Goodwill	39,027	39,027
Other intangible assets, net	24,932	26,245
Total assets	$881,890	$997,750
Liabilities
Accounts payable	$15,206	$20,837
Accrued and other liabilities	91,557	99,354
Revolving credit facility borrowings, net	9,544	305,676
Convertible notes, net	222,888	—
Deferred revenue	87,489	87,982
Deferred income tax liabilities	19,681	19,134
Total liabilities	446,365	532,983
Commitments and contingencies
Non-controlling interests	766	759
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
59,396,411 issued and 59,395,909 outstanding (December 31, 2020 — 58,921,731 issued and 58,921,008 outstanding)	415,857	407,031
Less: Treasury stock, 502 shares at cost (December 31, 2020 — 723)	(8)	(11)
Other equity	160,658	180,330
Accumulated deficit	(226,900)	(202,849)
Accumulated other comprehensive income	1,062	988
Total shareholders' equity attributable to common shareholders	350,669	385,489
Non-controlling interests	84,090	78,519
Total shareholders' equity	434,759	464,008
Total liabilities and shareholders' equity	$881,890	$997,750

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

(Unaudited)

	Six Months Ended
	June 30,
	2021	2020
Operating Activities
Net loss	$(16,612)	$(89,458)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	25,671	26,883
Amortization of deferred financing costs	1,008	299
Credit loss (reversal) expense, net	(1,567)	11,657
Write-downs	462	6,806
Deferred income tax expense	33	(4,878)
Share-based and other non-cash compensation	12,332	10,850
Unrealized foreign currency exchange (gain) loss	(490)	312
Realized and unrealized investment (gains) losses	(5,281)	2,514
Equity in losses of investees	—	529
Changes in assets and liabilities:
Accounts receivable	(11,049)	36,971
Inventories	1,867	(16,887)
Film assets	(5,808)	(4,057)
Deferred revenue	(447)	9,799
Changes in other operating assets and liabilities	(17,135)	(12,220)
Net cash used in operating activities	(17,016)	(20,880)
Investing Activities
Purchase of property, plant and equipment	(1,365)	(594)
Investment in equipment for joint revenue sharing arrangements	(2,397)	(3,908)
Acquisition of other intangible assets	(2,631)	(1,221)
Proceeds from sale of equity securities	17,769	—
Net cash provided by (used in) investing activities	11,376	(5,723)
Financing Activities
Proceeds from issuance of convertible notes, net	223,675	—
Debt issuance costs related to convertible notes	(242)	—
Purchase of capped calls related to convertible notes	(19,067)	—
Revolving credit facility borrowings	3,600	280,244
Repayments of revolving credit facility borrowings	(300,243)	—
Credit facility amendment fees paid	(32)	(959)
Repurchase of common shares	—	(36,624)
Repurchase of common shares, IMAX China	—	(1,532)
Treasury stock purchased for future settlement of restricted share units	—	(3,086)
Taxes withheld and paid on employee stock awards vested	(3,045)	(251)
Common shares issued - stock options exercised	883	—
Dividends paid to non-controlling interests	(2,099)	(2,118)
Net cash (used in) provided by financing activities	(96,570)	235,674
Effects of exchange rate changes on cash	(1,044)	431
(Decrease) increase in cash and cash equivalents during period	(103,254)	209,502
Cash and cash equivalents, beginning of period	317,379	109,484
Cash and cash equivalents, end of period	$214,125	$318,986

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions of U.S. Dollars	2021	2020	2021	2020
Revenue
IMAX Technology Network:
IMAX DMR	$11,793	$546	$23,737	$11,175
Joint revenue sharing arrangements, contingent rent(1)	7,862	(137)	16,221	5,834
	19,655	409	39,958	17,009
IMAX Technology Sales and Maintenance:
IMAX Systems	15,982	4,549	21,881	10,237
Joint revenue sharing arrangements, fixed fees	1,002	369	2,740	1,139
IMAX Maintenance	11,235	—	20,141	7,370
Other Theater Business(2)	483	(309)	920	954
	28,702	4,609	45,682	19,700
New Business Initiatives	648	632	1,316	1,110
Film Distribution and Post-Production	1,590	3,182	2,403	5,676
	50,595	8,832	89,359	43,495
Other	360	23	350	262
Total revenues	$50,955	$8,855	$89,709	$43,757

Gross Margin (Margin Loss)
IMAX Technology Network:
IMAX DMR(3)	$6,861	$(30)	$15,112	$4,413
Joint revenue sharing arrangements, contingent rent(3)	1,790	(6,501)	3,673	(8,119)
	8,651	(6,531)	18,785	(3,706)
IMAX Technology Sales and Maintenance:
IMAX Systems (3)	10,548	2,650	13,560	5,826
Joint revenue sharing arrangements, fixed fees(3)	347	48	503	227
IMAX Maintenance	5,075	(1,908)	8,898	(1,149)
Other Theater Business	142	(564)	205	46
	16,112	226	23,166	4,950
New Business Initiatives	634	512	1,092	873
Film Distribution and Post-Production (3)(4)	606	(1,396)	581	(3,331)
	26,003	(7,189)	43,624	(1,214)
Other	(400)	(499)	(740)	(1,388)
Total Segment Margin (Margin Loss)	$25,603	$(7,688)	$42,884	$(2,602)

_______________

(1)

For the three months ended June 30, 2020, the Company reported negative revenue due to the continued amortization of lessee incentives that are typically netted against lease revenues, which were abnormally low in the period due to the COVID-19 global pandemic.

(2)

Principally includes after-market sales of IMAX projection system parts and 3D glasses. The Company is reporting negative revenue for the three months ended June 30, 2020 due to an adjustment to prior period revenue.

(3)

IMAX DMR gross margin includes marketing costs of $1.5 million and 2.6 million, respectively, for the three and six months ended June 30, 2021 (2020 — $nil and $2.4 million, respectively). JRSA gross margin includes advertising, marketing and commission expense of $0.3 million and $1.1 million, respectively, for the three and six months ended June 30, 2021 (2020 — less than $0.1 million and $0.6 million, respectively). IMAX Systems gross margin includes marketing and commission costs of $0.4 million and $0.6 million, respectively, for the three and six months ended June 30, 2021 (2020 —$0.2 million and $0.4 million, respectively). Film Distribution segment gross margin includes marketing expense of $nil and less than $0.1 million, respectively, for the three and six months ended June 30, 2021, (2020 — less than $0.1 million and $0.2 million, respectively).

(4)

During the three and six months ended June 30, 2020, Film Distribution segment results include impairment losses of $2.2 million and $4.5 million, respectively, to write-down the carrying value of certain documentary and alternative content film assets due to a decrease in projected box office totals and related revenues based on management’s regular quarterly recoverability assessments. No such charges incurred in the three and six months ended June 30, 2021.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, (iii) legal judgment and arbitration awards; (iv) realized and unrealized investment gains, as well as the related tax impact of these adjustments, and (v) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net loss attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net loss attributable to common shareholders and the associated per share amounts to adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per diluted share is presented in the table below. Net loss attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; and (iii) depreciation and amortization, including film asset amortization. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) legal judgment and arbitration awards; and (v) the gain or loss from equity accounted investments.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the Condensed Consolidated Statements of Cash Flows). Cash provided by operating activities consist of net (loss) income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended June 30, 2021 (1)			For the Three Months Ended June 30, 2020 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(6,112)	$3,099	$(9,211)	$(30,047)	$(4,080)	$(25,967)
Add (subtract):
Income tax expense (benefit)	1,946	884	1,062	(10,248)	638	(10,886)
Interest expense, net of interest income	432	(89)	521	524	(96)	620
Depreciation and amortization, including film asset amortization	12,994	1,038	11,956	11,764	1,049	10,715
Amortization of deferred financing costs(2)	699	—	699	166	—	166
EBITDA	$9,959	$4,932	$5,027	$(27,841)	$(2,489)	$(25,352)
Share-based and other non-cash compensation	6,911	345	6,566	6,541	299	6,242
Unrealized investment gains	(33)	—	(33)	(2,025)	(612)	(1,413)
(Recoveries) write-downs, including asset impairments and credit loss expense	(1,623)	(575)	(1,048)	3,843	1,815	2,028
Legal judgment and arbitration awards	(1,770)	—	(1,770)	—	—	—
Adjusted EBITDA per Credit Facility	$13,444	$4,702	$8,742	$(19,482)	$(987)	$(18,495)
Revenues attributable to common shareholders(3)	50,955	8,421	42,534	8,855	421	8,434
Adjusted EBITDA margin attributable to common shareholders	26.4%	55.8%	20.6%	-220.0%	-234.4%	-219.3%

	For the Twelve Months Ended June 30, 2021 (1)			For the Twelve Months Ended June 30, 2020 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(84,640)	$7,865	$(92,505)	$(57,210)	$(9,093)	$(48,117)
Add (subtract):
Income tax expense	26,261	2,072	24,189	13,069	6,707	6,362
Interest expense, net of interest income	4,890	(346)	5,236	922	(424)	1,346
Depreciation and amortization, including film asset amortization	51,492	4,468	47,024	60,300	4,897	55,403
Amortization of deferred financing costs(2)	1,611	—	1,611	565	—	565
EBITDA	$(386)	$14,059	$(14,445)	$17,646	$2,087	$15,559
Share-based and other non-cash compensation	23,520	1,109	22,411	22,710	730	21,980
Realized and unrealized investment (gains) losses	(5,714)	(1,702)	(4,012)	978	274	704
Write-downs, including asset impairments and credit loss expense	16,769	3,102	13,667	23,404	5,420	17,984
Legal judgment and arbitration awards	2,335	—	2,335	—	—	—
Loss from equity accounted investments	1,329	—	1,329	304	—	304
Adjusted EBITDA per Credit Facility	$37,853	$16,568	$21,285	$65,042	$8,511	$56,531
Revenues attributable to common shareholders(3)	182,955	29,870	153,085	254,426	21,697	232,729
Adjusted EBITDA margin attributable to common shareholders	20.7%	55.5%	13.9%	25.6%	39.2%	24.3%

_______________

(1)

The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis. During the first quarter of 2021, the Company entered into the Second Amendment to the Credit Facility Agreement which, among other things, suspends the Senior Secured Net Leverage Ratio financial covenant in the Credit Agreement through the first quarter of 2022 and, once re-established, permits the Company to use EBITDA from the third and fourth quarters of 2019 in lieu of EBITDA for the corresponding quarters of 2021.

(2)	The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statements of Operations.

(3)

	Three months ended June 30, 2021		Three months ended June 30, 2020		12 months ended June 30, 2021		12 months ended June 30, 2020
Total revenues		$50,955		$8,855		$182,955		$254,426
Greater China revenues	$27,913		$1,393		$99,100		$71,700
Non-controlling interest ownership percentage(4)	30.17%		30.19%		30.14%		30.26%
Deduction for non-controlling interest share of revenues		(8,421)		(421)		(29,870)		(21,697)
Revenues attributable to common shareholders		$42,534		$8,434		$153,085		$232,729
(4)	Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Loss Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	June 30, 2021		June 30, 2020
(In thousands of U.S. Dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Reported net loss attributable to common shareholders	$(9,211)	$(0.16)	$(25,967)	$(0.44)
Adjustments(1):
Share-based compensation	6,451	0.11	6,168	0.10
COVID-19 government relief benefits(2)	(1,981)	(0.03)	(3,151)	(0.05)
Legal judgment and arbitration awards	(1,770)	(0.03)	—	—
Unrealized investment gains	(33)	—	(1,413)	(0.02)
Tax impact on items listed above	(428)	(0.01)	(857)	(0.01)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	—	—	(841)	(0.02)
Adjusted net loss(1)	$(6,972)	$(0.12)	$(26,061)	$(0.44)

Weighted average basic shares outstanding		59,367		58,808
Weighted average diluted shares outstanding		59,367		58,808

	Six Months Ended		Six Months Ended
	June 30, 2021		June 30, 2020
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Reported net loss attributable to common shareholders	$(24,051)	$(0.41)	$(75,321)	$(1.26)
Adjustments(1):
Share-based compensation	11,799	0.20	10,243	0.17
COVID-19 government relief benefits(3)	(3,465)	(0.06)	(3,151)	(0.05)
Legal judgment and arbitration awards	(1,770)	(0.03)	—	—
Realized and unrealized investment (gains) losses	(3,710)	(0.06)	1,752	0.03
Tax impact on items listed above	(965)	(0.02)	(1,195)	(0.02)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	381	0.01	12,885	0.21
Adjusted net loss(1)	$(21,781)	$(0.37)	$(54,787)	$(0.92)

Weighted average basic shares outstanding		59,190		59,613
Weighted average diluted shares outstanding		59,190		59,613

_______________

(1)	Reflects amounts attributable to common shareholders.
(2)

For the three months ended June 30, 2021, the Company recognized $2.0 million in COVID-19 government relief benefits (2020 — $3.2 million), as reductions to Selling, General and Administrative Expenses ($1.4 million) (2020 — $2.9 million) and Costs and Expenses Applicable to Revenues ($0.6 million) (2020 — $0.3 million) in the Condensed Consolidated Statements of Operations.

(3)

For the six months ended June 30, 2021, the Company recognized $3.5 million in COVID-19 government relief benefits (2020 — $3.2 million), as reductions to Selling, General and Administrative Expenses ($2.6 million) (2020 — $2.9 million) and Costs and Expenses Applicable to Revenues ($0.9 million) (2020 — $0.3 million) in the Condensed Consolidated Statements of Operations.

Free Cash Flow

	Three Months Ended	Six Months Ended
(In thousands of U.S. Dollars)	June 30, 2021	June 30, 2021
Net cash used in operating activities	$(6,065)	$(17,016)
Net cash (used in) provided by investing activities	(2,880)	11,376
Free cash flow	$(8,945)	$(5,640)